POWER OF ATTORNEY




The undersigned is a Director and/or Officer of WPS Resources Corporation or one of its subsidiaries, WPS RESOURCES CORPORATION, a Wisconsin corporation having outstanding Common Stock, $1 par value, and/or of WISCONSIN PUBLIC SERVICE CORPORATION (a wholly-owned subsidiary) having outstanding several series of Preferred Stock, $100 par value, all of which are registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, does hereby constitute and appoint Diane L. Ford, Joe O'Leary, or Barth J. Wolf as attorney, with full power to act for the undersigned and in the name, place and stead of the undersigned, to sign the name of the undersigned on any or all Forms 3, 4, and 5 to be filed pursuant to the requirements of Section 16(a) of the Securities Exchange Act of 1934 and the rules, instructions and official interpretations relating thereto.

This power of attorney shall remain in effect so long as the undersigned may be required to file reports under said Section 16(a) with respect to securities of WPS Resources Corporation and Wisconsin Public Service Corporation, unless notice of revocation hereof is filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this document this 12th day of February, 2004.








Daniel J. Verbanac